AMENDED SCHEDULE A
TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund                                    Effective Date

Schwab International                    July 21, 1993
     Index Fund - Investor Shares

Schwab International Index Fund -       April 30, 1997
     Select Shares

Schwab Small-Cap Index Fund -           October 14, 1993
     Investor Shares

Schwab Small-Cap Index Fund -           April 30, 1997
     Select Shares

Schwab MarketTrack Growth Portfolio     September 25, 1995
     (formerly known as Schwab Asset
     Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio   September 25, 1995
     (formerly known as Schwab
     Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative         September 25, 1995
     Portfolio (formerly known as
     Schwab Asset Director-
     Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares           February 28, 1996

Schwab S&P 500 Fund - Investor Shares    February 28, 1996

Schwab S&P 500 Fund - Select Shares      April 30, 1997

Schwab Analytics Fund                    May 21, 1996

Schwab MarketManager International       September 2, 1996
     Portfolio (formerly known as Schwab
     OneSource Portfolios-
     International)

Schwab MarketManager Growth Portfolio    October 13, 1996
     (formerly known as Schwab
     OneSource Portfolios-
     Growth Allocation)

Schwab MarketManager Balanced Portfolio  October 13, 1996
     (formerly known as Schwab
     OneSource Portfolios-
     Balanced Allocation)

Schwab MarketManager Small Cap Portfolio  August 3, 1997
     (formerly known as Schwab
     OneSource Portfolios-
     Small Company)

Schwab Market Track All Equity Portfolio  April 16, 1998
     (formerly known as Schwab
     Asset Director-Aggressive Growth Fund)

Institutional Select S&P 500 Fund         October 28, 1998

Institutional Select Large                October 28, 1998
     Cap-Value Index Fund

Institutional Select                      October 28, 1998
     Small-Cap Value Index Fund

Schwab Total Stock Market Index Fund      April 15, 1999
     - Investor Shares

Schwab Total Stock Market Index Fund      April 15, 1999
     - Select Shares



SCHWAB CAPITAL TRUST

	By: 	  /s/ William J. Klipp
	Name:	 William J. Klipp
	Title:	Executive Vice President and
      		Chief Operating Officer

CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.

	By:   	/s/ Stephen B. Ward
	Name:	 Stephen B. Ward
	Title:	Senior Vice President and
		      Chief Investment Officer





SCHEDULE B
TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


ADVISORY FEE SCHEDULE
The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:


Fund                          Fee
Schwab International          Seventy one-hundredths of
     Index Fund               one percent (0.70%) of the
                              Fund's average daily net
                              assets not in excess of
                              $300,000,000 and sixty
                              one-hundredths of one percent
                              (0.60%) of such assets over
                              $300,000,000

Schwab Small-Cap Index Fund   Fifty one-hundredths of
                              one percent (0.50%) of the
                              Fund's average daily net
                              assets not in excess of
                              $300,000,000 and forty-five
                              one-hundredths of one percent
                              (0.45%) of such assets over
                              $300,000,000

Schwab MarketTrack Growth     Fifty four-one-hundredths of
     Portfolio (formerly      one percent (0.54%) of the
     known as Schwab Asset    Fund's average daily net
     Director-High Growth     assets not in excess of $500
     Fund)                    million, and forty nine-one
                              hundredths of one percent
                              (0.49%) of such net assets over
                              $500 million

Schwab MarketTrack Balanced   Fifty four-one-hundredths
     Portfolio (formerly      of one percent (0.54%) of the
     known as Schwab          Fund's average daily net assets
     Asset Director-          not in excess of $500
     Balanced Growth Fund)    million, and forty nine-one-hundredths of
                              one percent(0.49%) of such net assets over $500 million

Schwab MarketTrack            Fifty four-one-hundredths
     Conservative Portfolio   of one percent (0.54%) of the
    (formerly known as        Fund's average daily net assets
     Schwab Asset Director-   not in excess of $500
     Conservative Growth      million, and forty
     Fund)                    nine-one-hundredths of
                              one percent(0.49%) of
                              such net assets over
                              $500 million

Schwab S&P 500 Fund           Thirty-six one-hundredths
                              of one percent (0.36%) of the
                              Fund's average daily net assets
                              not in excess of $1 billion;
                              thirty-three one hundredths
                              of one percent (0.33%) of such
                              net assets over $1 billion,
                              but not more than $2 billion;
                              and thirty-one one hundredths
                              of one percent (0.31%) of
                              such net assets over $2 billion.

Schwab Analytics Fund         Fifty four-one-hundredths of
                              one percent (0.54%) of the
                              Fund's average daily net assets
                              not in excess of $500 million,
                              and forty nine-one-hundredths
                              of one percent (0.49%) of
                              such net assets over $500 million

Schwab MarketManager          Fifty four-one-hundredths of
     International Portfolio  one percent (0.54%) of the
     (formerly known as       Fund's average daily net
     Schwab OneSource         assets not in excess of $500
     Portfolios-              million, and forty
     International)           nine-one-hundredths of one percent
                              (0.49%) of such net assets
                              over $500 million

Schwab MarketManager          Fifty four-one-hundredths
     Growth Portfolio         of one percent (0.54%) of the
    (formerly known as        Fund's average daily net assets
     Schwab OneSource         not in excess of $500 million,
     Portfolios-Growth        and forty nine-one-hundredths
     Allocation)              of one percent(0.49%) of such net assets
                              over $500 million

Schwab MarketManager          Fifty four one-hundredths
     Balanced Portfolio       of one percent (0.54%) of the
    (formerly known           Fund's average daily net assets
     as Schwab OneSource      not in excess of $500 million,
     Portfolios-Balanced      and forty nine-one-hundredths
     Allocation)              of one percent(0.49%) of
                              such net assets over $500
                              million

Schwab MarketManager          Fifty four one-hundredths
     Small Cap Portfolio      of one percent (0.54%) of the
     (formerly known          Fund's average daily net assets
     as Schwab OneSource      not in excess of $500 million,
     Portfolios-Small         and forty nine-one-hundredths
     Company)                 of one percent (0.49%) of such
                              net assets over $500 million

Schwab Market Track           Fifty four-one-hundredths
     All Equity Portfolio     of one percent (0.54%) of the
     (formerly known          Fund's average daily net assets
     as Schwab Asset          not in excess of $500 million,
     Director-Aggressive      and forty nine-one-hundredths
     Growth Fund)             of one percent (0.49%) of
                              such net assets over $500
                              million

Institutional Select S&P      Twenty one hundredths of one
     500 Fund                 percent (0.20%) of the Fund's
                              average daily net assets not
                              in excess of $1 billion;
                              and eighteen one hundredths
                              of one percent (0.18%) of
                              such net assets over $1 billion.

Institutional Select Large    Twenty one hundredths of one
     -Cap Value Index Fund    percent (0.20%) of the Fund's
                              average daily net assets not
                              in excess of $1 billion;
                              and eighteen one hundredths
                              of one percent (0.18%) of
                              such net assets over $1 billion.

Institutional Select Small    Twenty-five one hundredths of one
     -Cap Value Index Fund    percent (0.25%) of the Fund's
                              average daily net assets not
                              in excess of $1 billion;
                              and twenty-three one hundredths
                              of one percent (0.23%)
                              of such net assets over $1 billion.

Schwab Total Stock Market     Thirty one hundredths of one
     Index Fund               percent (0.30%) of the Fund's
                              average daily net assets not
                              in excess of $500 million;
                              and twenty-two one hundredths
                              of one percent(0.22%) of such
                              net assets over $500 million.


SCHWAB CAPITAL TRUST


	By: 	  /s/ William J. Klipp
	Name:	 William J. Klipp
	Title:	Executive Vice
		      President and Chief Operating Officer


CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.


	By:	   /s/ Stephen B. Ward
	Name:	 Stephen B. Ward
	Title:	Senior Vice President and
	       Chief Investment Officer